UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2014

HOMEFED CORPORATION.
(Exact name of registrant as specified in its charter)

Delaware	001-10153	33-0304982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1903 Wright Place, Suite 220
Carlsbad, CA 92008
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 918-8200

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

Reference is made to the Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by HomeFed Corporation (the “Company”) on February 28, 2014 (the “February 8-K”) and the press release issued by the Company on March 31, 2014 (the “Press Release”), and filed with the SEC on that date as an exhibit to a Form 8-K filed by the Company.

As stated in the Press Release and as described in response to Item 2.01 below, on March 28, 2014, the Company completed the initial closing of the Acquisition (defined below in Item 2.01) from Leucadia National Corporation (“Leucadia”).  In connection with that closing, the Company entered into the Stockholders Agreement with Leucadia referred to and described in the February 8-K.

Reference to the Stockholders Agreement herein is not intended to be complete and is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.01       Completion of Acquisition or Disposition of Assets.

On March 28, 2014, the Company completed the initial closing of the Acquisition (as defined below) pursuant to that certain Purchase Agreement (the “Purchase Agreement”) dated February 28, 2014 with Leucadia and certain of its subsidiaries pursuant to which the Company agreed to purchase (collectively, the “Acquisition”) (a) all of the equity interests (the “Acquired Subsidiary Interests”) of certain wholly-owned subsidiaries of Leucadia (the “Acquired Subsidiaries”), (b) certain of the equity interests (the “Investment Subsidiary Interests”) of entities partially owned by Leucadia (the “Investment Subsidiaries”) and (c) cash of approximately $12.5 million (the “Purchased Cash”), subject to certain post-closing adjustments (collectively the “Purchased Assets”).  At the initial closing, the Company acquired the Acquired Subsidiary Interests, a portion of the Investment Subsidiary Interests and the Purchased Cash in exchange for the issuance to Leucadia of 6,986,337 unregistered shares of the Company’s common stock, bringing Leucadia’s interest in the Company to approximately 64%.  Subject to receipt of a third-party consent, at the deferred closing HomeFed will acquire the balance of the Investment Subsidiary Interests in exchange for the issuance to Leucadia of 513,663 unregistered shares of the Company’s common stock.  Upon the consummation of the deferred closing, Leucadia will beneficially own 9,974,226 shares (or approximately 65%) of the Company’s common stock.

The Acquired Subsidiaries hold, among other things, (a) certain residential and commercial real property assets located in Maine, South Carolina, Florida and California and (b) bonds issued by the City of Myrtle Beach.  The Investment Subsidiaries hold certain real property assets related to the Renaissance Plaza Hotel and adjoining Office/Retail and Garage developments located in Brooklyn, New York.

The Company’s common stock acquired by Leucadia in consideration for the Acquisition are subject to certain demand and piggy-back registration rights pursuant to that certain Registration Rights Agreement, dated October 21, 2002, by and between the Company and

Leucadia, previously filed as Exhibit 10.2 to the Form 8-K filed by Company with the SEC on October 22, 2002.

Reference to and the description of the Purchase Agreement as set forth herein is not intended to be complete and is qualified in its entirety by the full text of the agreement, which was previously filed as Exhibit 2.1 to the February 8-K, and is incorporated herein by reference.

Reference to and description of the Registration Rights Agreement as set forth herein is not intended to be complete and is qualified in its entirety by the full text of the agreement, which was previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the SEC on October 22, 2002, and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment within 71 calendar days after the date of this Current Report on Form 8-K.

(b)           Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment within 71 calendar days after the date of this Current Report on Form 8-K.

(d)           Exhibits.

Number         Description

4.1	Stockholders Agreement, dated as of March 28, 2014, by and between HomeFed Corporation and Leucadia National Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HomeFed Corporation

Date: April 3, 2014	By:	/s/ Erin N. Ruhe
Erin N. Ruhe
Vice President

EXHIBIT INDEX

Number         Description

4.1	Stockholders Agreement, dated as of March 28, 2014, by and between HomeFed Corporation and Leucadia National Corporation.

5